Shutterfly Announces Third Quarter 2015 Financial Results

●	Net revenues increase 18% year-over-year to $167.5 million representing our 59th consecutive quarter of year-over-year net revenue growth

●	GAAP net loss of $1.73 per share includes estimated $0.48 from a year-to-date tax true-up related to favorable full year forecast

●	Enterprise segment revenues up 100% year-over-year

●	Adjusted EBITDA loss of $4.4 million

●	Increased guidance for the full year for adjusted EBITDA, operating income, GAAP EPS, Non-GAAP EPS, free cash flow, and free cash flow per share

REDWOOD CITY, Calif. October 27, 2015 -- Shutterfly, Inc. (NASDAQ:SFLY), the leading manufacturer and digital retailer of high-quality personalized products and services offered through a family of lifestyle brands, today announced financial results for the third quarter ended September 30, 2015.

“We are very pleased with our third quarter execution and financial results as we posted our 59th consecutive quarter of year-over-year revenue growth, delivered better than expected profitability and raised our outlook for the year,” said Jeffrey Housenbold, president and chief executive officer of Shutterfly. “We continue to profitably grow our consumer and enterprise businesses, and we are beginning to demonstrate improved margins and deliver meaningful returns as we enter our all-important fourth quarter. We are excited to surpass two significant milestones of more than $1 billion in revenues and more than $100 million in free cash flow this year, and we are well prepared to handle this holiday season’s expected record order volumes with the highest level of execution.”

Third Quarter 2015 Financial Highlights

●	Net revenues totaled $167.5 million, an 18% year-over-year increase.

•	Consumer net revenues totaled $138.0 million, an 8% year-over-year increase.(1)

•	Enterprise net revenues totaled $29.5 million, a 100% year-over-year increase.(1)

●	Third quarter 2015 represents the 59th consecutive quarter of year-over-year net revenue growth.

●	Gross profit margin was 36% of net revenues, compared to 37% in the third quarter of 2014.

•	Consumer gross profit margin was 40% of net revenues, compared to 42% in the third quarter of 2014. (1)

•	Enterprise gross profit margin was 23% of net revenues, compared to 17% in the third quarter of 2014. (1)

●	Operating expenses, excluding $14.8 million of stock-based compensation, totaled $93.8 million, a 6% year-over-year increase.

●	GAAP net loss was $63.1 million, compared to $46.2 million in the third quarter of 2014.

●	GAAP net loss per share was $1.73, compared to $1.20 in the third quarter of 2014.

●	Non-GAAP net loss per share was $1.61, compared to $1.12 in the third quarter of 2014.

●	Adjusted EBITDA loss was $4.4 million, compared to $9.7 million in the third quarter of 2014.

●	At September 30, 2015, cash and investments totaled $142.8 million, reflecting more than $83 million in share repurchases in the third quarter.

●	Total capital expenditures totaled $21.5 million compared to $24.9 million in the third quarter of 2014.

●
In the third quarter of 2015, the Company repurchased 1.9 million shares at an average price of $43.41 under its share repurchase program, including the accelerated stock repurchase agreement, which was entered into the second quarter and settled in the third quarter.

(1) Effective in the fourth quarter of 2014, the Company defined two reportable segments based on factors such as how management manages the operations and how the chief operating decision maker views results. The Company’s two reportable segments are Consumer and Enterprise. Refer to the Segment Disclosure table at the back of the release for segment level disclosures.

Third Quarter 2015 Consumer Operating Metrics

●	Transacting customers totaled 3.1 million, a 24% year-over-year increase.

●	Orders totaled 5.3 million, a 29% year-over-year increase.

●
Average order value was $25.83, a decrease of 16% year-over-year. Average order value without the impact of the Groovebook acquisition and Treat, which was closed during the first quarter, was $29.17, a decrease of 6% year-over-year.

Business Outlook

Fourth Quarter 2015:

•	Net revenues to range from $528.7 million to $548.7 million, a year-over-year increase of 9.4% to 13.5%.

•	GAAP gross profit margin to range from 59.2% to 59.9% of net revenues.

•	Non-GAAP gross profit margin to range from 59.7% to 60.3% of net revenues.

•	GAAP operating income to range from $128.8 million to $139.5 million.

•	Non-GAAP operating income to range from $152.1 million to $162.1 million.

•	GAAP effective tax rate to range from 1.0% to 4.1%.

•	GAAP net income per share to range from $3.46 to $3.64.

•	Weighted average shares of approximately 35.4 million.

•	Adjusted EBITDA to range from $176.7 million to $186.1 million.

Full Year 2015:

•	Net revenues to range from $1.040 billion to $1.060 billion, a year-over-year increase of 12.8% to 15.0%.

•	GAAP gross profit margin to range from 50.5% to 51.0% of net revenues.

•	Non-GAAP gross profit margin to range from 51.7% to 52.2% of net revenues.

•	GAAP operating income to range from $5.1 million to $15.8 million.

•	Non-GAAP operating income to range from $99.1 million to $109.0 million.

•	GAAP effective tax rate to range from 20.0% to 35.0%.

•	GAAP net loss per share to range from $0.26 to $0.09.

•	Weighted average shares of approximately 36.8 million.

•	Adjusted EBITDA to range from $187.1 million to $196.5 million, or 18.0% to 18.5% of net revenues.

•	Free cash flow to range from $103.9 million to $107.5 million.

•	Capital expenditures to range from 8.0% to 8.4% of net revenues.

CFO Transition
Simultaneous with this release, the Company filed a Form 8-K announcing that Mike Pope will join Shutterfly today as SVP and transition the CFO duties through November 6, 2015, when Brian Regan leaves the Company to join a private equity firm.

Notes to the Third Quarter 2015 Financial Results and Business Outlook
Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before interest, taxes, depreciation, amortization and stock-based compensation.
Free cash flow is a non-GAAP financial measure that the Company defines as adjusted EBITDA less purchases of property, plant, and equipment and capitalization of software development costs.
Non-GAAP earnings per share is defined as non-GAAP net income (loss), which excludes interest expense related to the Company’s issuance of 0.25% convertible senior notes in May 2013, divided by diluted non-GAAP shares outstanding, which is GAAP diluted weighted average shares outstanding less any shares issuable under the Company’s convertible senior notes.
Consumer segment includes net revenues from stationery and greeting cards, photo books, calendars and photo-based merchandise, photo prints, and the related shipping revenues and rental revenue. Consumer also includes net revenues from advertising and sponsorship programs.
Enterprise segment includes net revenues primarily from variable, four-color direct marketing collateral manufactured and fulfilled for business customers.
Average Order Value (AOV) is defined as total net revenues (excluding Enterprise) divided by total orders.
The foregoing financial guidance replaces any of the Company’s previously issued financial guidance which should no longer be relied upon.

Third Quarter 2015 Conference Call
Management will review the third quarter 2015 financial results and its expectations for the fourth quarter and full year 2015 on a conference call on Tuesday, October 27, 2015 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).  To listen to the call and view the accompanying slides, please visit http://www.shutterflyinc.com. In the Investor Relations area, click on the link provided for the webcast, or dial 877-303-4375 or 970-315-0490.  The webcast, as well as a podcast, will be archived and available at http://www.shutterflyinc.com.  A replay of the conference call will be available through Monday, November 9, 2015. To hear the replay, please dial 855-859-2056 or 404-537-3406, replay conference ID is 60203467.

Non-GAAP Financial Information
This press release contains non-GAAP financial measures.  Tables are provided at the end of this press release that reconcile the non-GAAP financial measures that the Company uses to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP).  These non-GAAP financial measures include non-GAAP gross profit margin, non-GAAP operating income (loss) and operating margin, adjusted EBITDA, free cash flow, and non-GAAP net income (loss) per share. The method the Company uses to produce non-GAAP financial measures is not computed according to GAAP and may differ from methods used by other companies.

To supplement the Company's consolidated financial statements presented on a GAAP basis, we believe that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to gross margins, operating income (loss), net income (loss) or net income (loss) per share determined in accordance with GAAP. For more information, please see Shutterfly's SEC Filings, including the most recent Form 10-K and Form 10-Q, which are available on the Securities and Exchange Commission's Web site at www.sec.gov.

Notice Regarding Forward-Looking Statements
This media release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements include statements regarding the Company's growth and financial expectations for the fourth quarter and full year 2015 set forth under the caption "Business Outlook," and statements about historical results that may suggest trends for our business. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that might contribute to such differences include, among others, economic downturns and the general state of the economy; changes in consumer discretionary spending as a result of the macroeconomic environment; the loss of sales partners for our products; our ability to expand our customer base, increase sales to existing customers and meet production requirements; our ability to successfully integrate acquired businesses and assets; our ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff our operations; the impact of seasonality on our business; our ability to develop innovative, new products and services on a timely and cost-effective basis; consumer acceptance of our products and services; our ability to develop additional adjacent lines of business; unforeseen changes in expense levels; and competition and pricing strategies of our competitors, which could lead to pricing pressure. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the "Risk Factors" section of the Company's most recent Form 10-K and Form 10-Q, and the Company's other filings, which are available on the Securities and Exchange Commission's Web site at www.sec.gov. These forward-looking statements are based on current expectations and the Company assumes no obligation to update this information.

# # #

About Shutterfly, Inc.
Shutterfly, Inc. is the leading manufacturer and digital retailer of high-quality personalized products and services offered through a family of lifestyle brands. Founded in 1999, the Shutterfly, Inc. family of brands includes Shutterfly, where your photos come to life in photo books, cards and gifts; Tiny Prints, premium cards and stationery for all life’s occasions; Wedding Paper Divas, wedding invitations and stationery for every step of the planning process; MyPublisher, one of the pioneers in the photo book industry and creator of easy-to-use photo book-making software; ThisLife, a private, cloud-based solution that makes it easy for consumers to find, share and enjoy their photos and videos, all in one place; GrooveBook, a mobile photo book app subscription service that sends customers a keepsake book of their mobile photos each month; and BorrowLenses, the premier online marketplace for photographic and video equipment rentals. For more information about Shutterfly, Inc. (NASDAQ:SFLY), visit www.shutterflyinc.com.

Contacts Media Relations: Gretchen Sloan, 650-610-5276 gsloan@shutterfly.com	Investor Relations: Christiane Pelz, 650-632-2310 cpelz@shutterfly.com

Shutterfly, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Net revenues	$167,492	$142,008	$511,349	$438,255
Cost of net revenues	107,991	89,726	299,345	249,404
Gross profit	59,501	52,282	212,004	188,851
Operating expenses:
Technology and development	38,066	33,488	111,928	97,102
Sales and marketing	43,052	42,082	138,028	128,695
General and administrative	27,449	25,639	85,730	77,289
Total operating expenses	108,567	101,209	335,686	303,086
Loss from operations	(49,066)	(48,927)	(123,682)	(114,235)
Interest expense	(5,613)	(4,381)	(15,334)	(12,184)
Interest and other income, net	433	102	655	383
Loss before income taxes	(54,246)	(53,206)	(138,361)	(126,036)
Benefit from/(provision for) income taxes	(8,831)	6,962	6,404	18,526
Net loss	$(63,077)	$(46,244)	$(131,957)	$(107,510)

Net loss per share - basic and diluted	$(1.73)	$(1.20)	$(3.54)	$(2.79)

Weighted-average shares outstanding - basic and diluted	36,369	38,453	37,291	38,470

Stock-based compensation is allocated as follows:
Cost of net revenues	$952	$886	$3,145	$2,782
Technology and development	2,443	1,320	7,744	6,196
Sales and marketing	5,329	5,591	17,202	16,837
General and administrative	7,032	5,991	21,740	18,679
	$15,756	$13,788	$49,831	$44,494

Shutterfly, Inc.
Consolidated Balance Sheets
(In thousands, except par value amounts)
(Unaudited)

	September 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$96,451	$380,543
Short-term investments	37,616	64,866
Accounts receivable, net	48,902	31,105
Inventories	11,610	13,016
Deferred tax asset, current portion	36,652	34,645
Prepaid expenses and other current assets	37,751	24,983
Total current assets	268,982	549,158
Long-term investments	8,718	29,928
Property and equipment, net	285,566	241,742
Intangible assets, net	68,187	87,950
Goodwill	408,975	408,975
Deferred tax asset, net of current portion	549	549
Other assets	11,992	13,976
Total assets	$1,052,969	$1,332,278

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,904	$30,086
Accrued liabilities	76,047	135,485
Deferred revenue	25,590	31,415
Total current liabilities	116,541	196,986
Convertible senior notes, net	264,452	255,218
Deferred tax liability	35,734	48,090
Other liabilities	114,672	74,178
Total liabilities	531,399	574,472
Stockholders’ equity:
Common stock, $0.0001 par value; 100,000 shares authorized; 35,446 and 37,906 shares issued and outstanding on September 30, 2015 and December 31, 2014, respectively	4	4
Additional paid-in capital	901,737	838,313
Accumulated other comprehensive income/(loss)	30	(53)
Accumulated deficit	(380,201)	(80,458)
Total stockholders' equity	521,570	757,806
Total liabilities and stockholders' equity	$1,052,969	$1,332,278

Shutterfly, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(131,957)	$(107,510)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	63,435	46,079
Amortization of intangible assets	20,798	25,853
Amortization of debt discount and debt issuance costs	10,163	9,610
Stock-based compensation, net of forfeitures	49,831	44,494
Loss on disposal of property and equipment and rental assets	1,475	51
Deferred income taxes	(14,414)	(14,852)
Tax benefit from stock-based compensation	13,041	13,713
Excess tax benefits from stock-based compensation	(13,666)	(14,102)
Changes in operating assets and liabilities:
Accounts receivable, net	(17,797)	(4,338)
Inventories	1,406	(6,650)
Prepaid expenses and other current assets	(12,767)	(22,064)
Other assets	621	(2,391)
Accounts payable	(14,157)	(5,710)
Accrued and other liabilities	(66,401)	(62,447)
Deferred revenue	(5,825)	7,719
Other non-current liabilities	8,514	(496)
Net cash used in operating activities	(107,700)	(93,041)

Cash flows from investing activities:
Purchases of property and equipment	(46,448)	(56,872)
Capitalization of software and website development costs	(15,448)	(15,539)
Purchases of investments	(4,400)	(117,329)
Maturities and sales of investments	52,460	15,520
Proceeds from sale of property and equipment and rental assets	1,128	743
Acquisition of business and intangible assets, net of cash acquired	(127)	—
Net cash used in investing activities	(12,835)	(173,477)

Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	2,670	3,058
Repurchases of common stock	(134,084)	(50,520)
Prepayment of accelerated share repurchase	(75,000)	—
Refund of accelerated share repurchase	38,179	—
Excess tax benefits from stock-based compensation	13,666	14,102
Principal payments of capital lease and financing obligations	(8,988)	(1,541)
Net cash used in financing activities	(163,557)	(34,901)

Net decrease in cash and cash equivalents	(284,092)	(301,419)
Cash and cash equivalents, beginning of period	380,543	499,084
Cash and cash equivalents, end of period	$96,451	$197,665

Supplemental schedule of non-cash activities:
Net increase/(decrease) in accrued purchases of property and equipment	$(154)	$1,050
Net increase in accrued capitalized software and website development costs	363	981
Increase in estimated fair market value of buildings under build-to-suit leases	17,161	17,575
Property and equipment acquired under capital leases	29,097	6,831
Amount due from adjustment of net working capital from acquired business	—	253

Shutterfly, Inc.
Consumer Metrics Disclosure

	Three Months Ended September 30,
	2015	2014
Consumer Metrics
Customers	3,112,094	2,516,567
year-over-year growth	24%

Orders	5,343,650	4,156,382
year-over-year growth	29%

Average order value*	$25.83	$30.63
year-over-year growth	(16)%

* Average order value excludes Enterprise revenue.

Shutterfly, Inc.
Segment Disclosure
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Consumer
Net revenues	$138,025	$127,299	$458,087	$408,072
Cost of net revenues	82,760	73,845	246,925	212,503
Gross margin	55,265	53,454	211,162	195,569
Consumer gross margin	40.0%	42.0%	46.1%	47.9%

Enterprise
Net revenues	29,467	14,709	53,262	30,183
Cost of net revenues	22,566	12,173	42,699	25,651
Gross margin	6,901	2,536	10,563	4,532
Enterprise gross margin	23.4%	17.2%	19.8%	15.0%

Corporate (1)
Net revenues	—	—	—	—
Cost of net revenues	2,665	3,708	9,721	11,250
Gross margin	(2,665)	(3,708)	(9,721)	(11,250)

Consolidated
Net revenues	167,492	142,008	511,349	438,255
Cost of net revenues	107,991	89,726	299,345	249,404
Gross margin	$59,501	$52,282	$212,004	$188,851

GAAP gross margin	35.5%	36.8%	41.5%	43.1%

Non-GAAP gross margin	37.1%	39.4%	43.4%	45.7%

(1) Corporate category includes activities that are not directly attributable or allocable to a specific segment. This category consists of stock-based compensation and amortization of intangible assets.

Shutterfly, Inc.
Reconciliation of Forward-Looking Guidance for Non-GAAP Financial Measures to GAAP Measures
(In millions, except per share amounts)

	Forward-Looking Guidance
	GAAP Range of Estimate		Adjustments			Non-GAAP Range of Estimate
	From	To	From	To		From	To

Three Months Ending December 31, 2015

Net revenues	$528.7	$548.7	—	—		$528.7	$548.7
Gross profit margin	59.2%	59.9%	0.5%	0.4%	[a]	59.7%	60.3%
Operating income	$128.8	$139.5	$23.3	$22.6	[b]	$152.1	$162.1
Operating margin	24.4%	25.4%	4.4%	4.1%	[b]	28.8%	29.5%

Stock-based compensation	$17.2	$16.4	$17.2	$16.4		—	—
Amortization of intangible assets	$6.2	$6.2	$6.2	$6.2		—	—

Adjusted EBITDA*						$176.7	$186.1

Diluted earnings per share	$3.46	$3.64	$0.10	$0.10	[e]	$3.56	$3.74
Weighted average diluted shares	35.4	35.4
Effective tax rate	1.0%	4.1%

Twelve Months Ending December 31, 2015

Net revenues	$1,040.0	$1,060.0	—	—		$1,040.0	$1,060.0
Gross profit margin	50.5%	51.0%	1.2%	1.2%	[c]	51.7%	52.2%
Operating income	$5.1	$15.8	$94.0	$93.2	[d]	$99.1	$109.0
Operating margin	0.5%	1.5%	9.0%	8.8%	[d]	9.5%	10.3%
Operating income excluding restructuring	$5.1	$15.8	$11.3	$12.3	[g]	$16.4	$28.1

Stock-based compensation	$67.0	$66.2	$67.0	$66.2		—	—
Amortization of intangible assets	$27.0	$27.0	$27.0	$27.0		—	—

Adjusted EBITDA*						$187.1	$196.5
Adjusted EBITDA* margin						18.0%	18.5%
Adjusted EBITDA* excluding restructuring						$197.1	$207.5	[h]
Adjusted EBITDA* margin excluding restructuring						19.0%	19.6%	[h]

Diluted earnings/(loss) per share	($0.26)	($0.09)	$0.25	$0.31	[f]	($0.01)	$0.22
Weighted average diluted shares	36.8	36.8
Effective tax rate	35.0%	20.0%

Capital expenditures - % of net revenues	8.0%	8.4%

* Adjusted EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation, amortization and stock-based compensation.
[a] Reflects estimated adjustments for stock-based compensation expense of approximately $1.0 million to $1.1 million and amortization of purchased intangible assets of approximately $1.5 million.
[b] Reflected estimated adjustment for stock-based compensation expense of approximately $16.4 million to $17.2 million, and amortization of purchased intangible assets of approximately $6.2 million.
[c] Reflects estimated adjustments for stock-based compensation expense of approximately $4.1 million to $4.2 million and amortization of purchased intangible assets of approximately $8.1 million.
[d] Reflects estimated adjustments for stock-based compensation expense of approximately $66.2 million to $67.0 million and amortization of purchased intangible assets of approximately $27.0 million.
[e] Reflects estimated adjustments for interest expense of approximately $3.6 million, net of tax.
[f] Reflects estimated adjustments for interest expense of approximately $10.8 million to $12.2 million, net of tax.

[g] Reflects a range of estimated adjustments for the following restructuring events:
	From	To
Platform consolidation	$3.0	$3.5
Facility closure/consolidation and Treat shutdown	5.0	5.5
Depreciation and amortization [1]	1.3	1.3
Proxy-related costs	2.0	2.0
	$11.3	$12.3
[1] Includes accelerated depreciation of capitalized website costs and amortization of intangible assets.
[h] Reflects estimated adjustments for platform consolidation, facility closure and consolidations, Treat shutdown (excluding depreciation and amortization), and proxy-related costs of approximately $10.0 million to $11.0 million.

Shutterfly, Inc.
Reconciliation of GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin
(In thousands)
(Unaudited)

	Three Months Ended							Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,
	2014	2014	2014	2014	2015	2015	2015	2014

GAAP gross profit	$60,756	$75,813	$52,282	$280,009	$65,271	$87,232	$59,501	$468,860
Stock-based compensation	1,002	894	886	875	1,192	1,001	952	3,657
Amortization of intangible assets	2,823	2,823	2,822	2,874	2,849	2,014	1,713	11,342
Non-GAAP gross profit	$64,581	$79,530	$55,990	$283,758	$69,312	$90,247	$62,166	$483,859

Non-GAAP gross profit margin	47%	50%	39%	59%	43%	49%	37%	53%

Shutterfly, Inc.
Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin
(In thousands)
(Unaudited)

	Three Months Ended							Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,
	2014	2014	2014	2014	2015	2015	2015	2014

GAAP operating income (loss)	$(38,611)	$(26,697)	$(48,927)	$120,480	$(46,224)	$(28,392)	$(49,066)	$6,245
Stock-based compensation	15,992	14,714	13,788	17,268	17,760	16,315	15,756	61,762
Amortization of intangible assets	8,583	8,740	8,530	8,014	7,684	6,735	6,379	33,867
Non-GAAP operating income (loss)	$(14,036)	$(3,243)	$(26,609)	$145,762	$(20,780)	$(5,342)	$(26,931)	$101,874

Non-GAAP operating margin	(10)%	(2)%	(19)%	30%	(13)%	(3)%	(16)%	11%

Shutterfly, Inc.
Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended							Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,
	2014	2014	2014	2014	2015	2015	2015	2014

GAAP net income (loss)	$(34,214)	$(27,052)	$(46,244)	$99,650	$(45,103)	$(23,777)	$(63,077)	$(7,860)
Interest Expense	3,947	3,856	4,381	4,548	4,736	4,985	5,613	16,732
Interest and other income, net	(227)	(54)	(102)	(125)	(102)	(120)	(433)	(508)
Tax (benefit) provision	(8,117)	(3,447)	(6,962)	16,407	(5,755)	(9,480)	8,831	(2,119)
Depreciation and amortization	22,805	23,712	25,415	26,820	27,593	27,707	28,933	98,752
Stock-based compensation	15,992	14,714	13,788	17,268	17,760	16,315	15,756	61,762
Non-GAAP Adjusted EBITDA	$186	$11,729	$(9,724)	$164,568	$(871)	$15,630	$(4,377)	$166,759

Shutterfly, Inc.
Reconciliation of Cash Flow from Operating Activities to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended							Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,
	2014	2014	2014	2014	2015	2015	2015	2014

Net cash provided by (used in) operating activities	$(97,473)	$12,282	$(7,850)	$259,529	$(107,731)	$22,171	$(22,140)	$166,488
Interest Expense	3,947	3,856	4,381	4,548	4,736	4,985	5,613	16,732
Interest and other income, net	(227)	(54)	(102)	(125)	(102)	(120)	(433)	(508)
Tax (benefit) provision	(8,117)	(3,447)	(6,962)	16,407	(5,755)	(9,480)	8,831	(2,119)
Changes in operating assets and liabilities	106,531	(7,633)	(2,521)	(100,737)	113,075	(6,803)	134	(4,360)
Other adjustments	(4,475)	6,725	3,330	(15,054)	(5,094)	4,877	3,618	(9,474)
Non-GAAP Adjusted EBITDA	186	11,729	(9,724)	164,568	(871)	15,630	(4,377)	166,759
Less: Purchase of property and equipment	(16,419)	(22,734)	(18,769)	(10,573)	(13,978)	(17,199)	(15,117)	(68,495)
Less: Capitalized technology & development costs	(5,112)	(5,324)	(6,084)	(5,228)	(4,072)	(5,386)	(6,353)	(21,748)

Free cash flow	$(21,345)	$(16,329)	$(34,577)	$148,767	$(18,921)	$(6,955)	$(25,847)	$76,516

Shutterfly, Inc.
Reconciliation of Net Income (Loss) per Share to Non-GAAP Net Income (Loss) per Share
(In thousands)
(Unaudited)

	Three Months Ended							Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,
	2014	2014	2014	2014	2015	2015	2015	2014

GAAP net income (loss)	$(34,214)	$(27,052)	$(46,244)	$99,650	$(45,103)	$(23,777)	$(63,077)	$(7,860)
Add back interest expense related to:
Amortization of debt discount	2,870	2,911	2,951	2,994	3,035	3,078	3,120	11,726
Amortization of debt issuance costs	288	293	297	301	305	310	314	1,179
0.25% coupon	188	187	187	188	187	188	188	750
Tax effect	(637)	(438)	(395)	(1,430)	(391)	(731)	769	(2,900)
Non-GAAP net income (loss)	$(31,505)	$(24,099)	$(43,204)	$101,703	$(41,967)	$(20,932)	$(58,686)	$2,895

GAAP basic shares outstanding	38,503	38,438	38,453	38,412	37,968	37,537	36,369	38,452
Add back:
Dilutive effect of stock options and restricted awards	—	—	—	1,219	—	—	—	—
GAAP diluted shares outstanding	38,503	38,438	38,453	39,631	37,968	37,537	36,369	38,452
Add back:
Dilutive effect of stock options and restricted awards	—	—	—	—	—	—	—	1,442
Dilutive effect of convertible notes	—	—	—	—	—	—	—	—
Non-GAAP diluted shares outstanding	38,503	38,438	38,453	39,631	37,968	37,537	36,369	39,894

GAAP net income (loss) per share	$(0.89)	$(0.70)	$(1.20)	$2.51	$(1.19)	$(0.63)	$(1.73)	$(0.20)
Non-GAAP net income (loss) per share	$(0.82)	$(0.63)	$(1.12)	$2.57	$(1.11)	$(0.56)	$(1.61)	$0.07